AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                          Dated as of January 1, 1995

     This Agreement dated as of January 1, 1995 (the "Amendment") is among Hudson United Bank (the "Bank"), HUBCO, Inc. ("HUBCO"), and D. Lynn Van Borkulo-Nuzzo ("Van Borkulo-Nuzzo"), and amends the Employment Agreement dated May 24, 1990 (the "Employment Agreement") among the same parties.

     WHEREAS, the parties wish to amend the Employment Agreement and to extend the Term thereof,

     It Is Hereby agreed as follows:

1.   The term of the Employment shall be extended through December 31, 1998.

2. Whenever "Base Salary" is referred to in the Employment Agreement, it shall be defined as W-2 compensation, which shall include, but not be limited to, salary, bonuses, restricted stock awards, and other items of taxable income included on the W-2 issued by HUBCO or the Bank.

3. "Average annual compensation" shall be computed based upon W-2 compensation.

4. Except as set forth herein, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, HUBCO and the Bank have executed this Amendment by their duly authorized officers and Van Borkulo-Nuzzo has executed this Amendment as her own voluntary act.

                                      HUBCO,  INC.

                                      By:
                                          ------------------------------------
                                          Kenneth T. Neilson,
                                          President & C.E.O.

                                      By:
                                          ------------------------------------
                                          James E. Schierloh,
                                          Chairman


                                      HUDSON UNITED BANK

                                      By:
                                          ------------------------------------
                                          Kenneth T. Neilson,
                                          President & C.E.O.

                                      By:
                                          ------------------------------------
                                          James E. Schierloh,
AGREED TO AND ACCEPTED:                   Chairman

-----------------------------------
D. Lynn Van Borkulo-Nuzzo, Employee

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                          Dated as of October 26, 1992

     This Agreement, dated as of October 26, 1992 (the "Amendment") is among Hudson United Bank (the "Bank"), HUBCO, Inc. ("HUBCO"), and D. Lynn Van Borkulo-Nuzzo ("Van Borkulo-Nuzzo"), and amends the Employment Agreement dated May 24, 1990 (the "Employment Agreement") among the same parties.

     WHEREAS, the parties wish to extend the Employment Agreement for two additional years,

     NOW, THEREFORE, the parties agree as follows:

     "The term of this Agreement shall commence May 24, 1990 and continue until October 26, 1995.

     2. Except as set forth herein, the Employment Agreement remains in full force and effect.

     IN WITNESS WHEREOF, HUBCO and the Bank have executed this Amendment by their duly authorized officer and Van Borkulo-Nuzzo has executed this Amendment as her own voluntary act.

                                     HUBCO, INC.

                                     By: KENNETH T. NEILSON
                                         -------------------------------------
                                         Kenneth T. Neilson, President

                                     By: JAMES E. SCHIERLOH
                                         -------------------------------------
                                         James E. Schierloh, Chairman


                                     HUDSON UNITED BANK

                                     By: KENNETH T. NEILSON
                                         -------------------------------------
                                         Kenneth T. Neilson, President

                                     By: JAMES E. SCHIERLOH
                                         -------------------------------------
                                         James E. Schierloh, Chairman


AGREED TO AND ACCEPTED:

    D. LYNN VAN BORKULO-NUZZO
-----------------------------------
D. Lynn Van Borkulo-Nuzzo, Employee

                  3100 BERGENLINE AVENUE
[HUBCO LOGO]      UNION CITY, NEW JERSEY 07087
                  TELEPHONE: 201-348-2327-8



                                  May 24, 1990

D. Lynn Van Borkulo, Esq.
Mountain Avenue
West Paterson, New Jersey  07424

Dear Ms. Van Borkulo:

     The Board of Directors of HUBCO, INC. ("Hubco") has determined that it is in the best interests of Hubco and its subsidiary bank, Hudson United Bank (the "Bank") for Hubco and the Bank (collectively, the "Corporation") to agree, as provided herein, to pay you termination compensation in the event you should leave the employ of the Corporation under the circumstances described below.

     The Board recognizes that the continuing possibility of a change of control (as hereafter defined) of the Corporation is unsettling to you and other senior executives. Therefore, these arrangements are being made to help assure continuing dedication by you to your duties to the Corporation notwithstanding the threat or occurrence of a change of control. The Corporation believes that, consequently, these arrangements will inure to the benefit of the Corporation. In particular, the Board believes it important, should the Corporation receive proposals from third parties with respect to its future, to enable you, without being influenced by the uncertainties of your own situation, to assess and advise the Board whether such proposals would be in the best interests of the Corporation and its shareholders and to take such other action regarding such proposals as the Board might determine to be appropriate. The Board also wishes to demonstrate to executives of the Corporation that the Corporation is concerned with the welfare of its executives and intends to see that loyal executives are treated fairly.

     In view of the foregoing and in further consideration of your continued employment with the Corporation, the Corporation will promptly pay you as termination compensation a lump sum amount, without any offset, determined as provided below, in the event that within two (2) years after any change of control of the Corporation your employment with the

                                     --2--


Corporation is terminated by the Corporation for any reason, other than your death, permanent disability, or for cause (as hereafter defined). Moreover, you will also be entitled to the same lump sum termination compensation again without any offset, in the event within two (2) years after any change of control of the Corporation you resign from your employment with the Corporation for good reason (as hereafter defined).

     The lump sum compensation so payable shall be equal to one times the highest annual base salary which was in effect during the three years preceding your termination or resignation (but in no event may such lump sum, plus the cost to the Corporation of the benefits provided below and other vesting benefit accelerations (such as an acceleration in vesting for restricted stock awards) included in the calculation of parachute payments, equal or exceed three times your average annual compensation during the five years preceding your termination or resignation, all calculated in accordance with, and intended to avoid the penalties for excess parachute payments under the provisions of
Section 280G of the Internal Revenue Code of 1986).

     In addition, in the event your employment with the corporation so terminates within two (2) years after such a change of control of the Corporation, then for a one year period following such termination of employment you will be entitled (at the Corporation's expense) to continue to participate (under the terms in effect prior to the termination of your employment) in the benefits offered under the Corporation's medical, hospitalization, life insurance and disability plans, subject to any limitations on such participation provided by such plans and provided that you shall not be entitled to continue such participation beyond your normal retirement date. In the event participation in any such plan is so limited, the Corporation will provide you during such period with equivalent benefits.

     In the event of termination of employment under the circumstances described above within two (2) years after a change of control, you also shall be entitled to purchase from the Corporation the automobile then assigned to you by the Corporation for your use at its then book value determined in accordance with customary policies.

     For the purpose of this agreement, a "change of control" means the execution by Hubco of any formal agreement relating to (a) any merger or consolidation, plan of acquisition or plan of exchange of Hubco with or into, or any sale, lease, exchange, transfer or other disposition outside of the ordinary course of business of all or substantially all of the assets of Hubco to, any other person or group of persons acting in concert,

                                     --3--


except (i) with respect to any such transaction, a change of control shall not be deemed to have occurred if the formal agreement is terminated or the transaction is otherwise not consummated for any reason, (ii) with respect to any merger, consolidation, plan of acquisition or plan of exchange, a change of control shall not be deemed to have occurred if following such transaction the persons who were directors of Hubco immediately prior to entering into such agreement constitute a majority of the Board of Directors of the surviving public corporation after such transaction, and (iii) with respect to any such transaction, a change of control shall not be deemed to have occurred if the transaction was ordered or arranged by any bank regulatory agency; (b) the acquisition by any person or group of persons acting in concert of beneficial ownership of 35% or more of any class of voting securities of Hubco; or (c) the acquisition by any person or group of persons acting in concert, directly or indirectly, through the use of proxies or otherwise, of the ability to elect or appoint a majority of the Board of Directors of Hubco with the passage of time. "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any Group of Persons Acting in Concert. "Group of Persons Acting in Concert" means a group of persons who (a) knowingly participate in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or (b) combine or pool voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     For the purpose of this agreement, you shall have "good reason" to resign within two (2) years following any change of control if any of the following occurs without your prior written consent, (i) you are assigned a title, position, duties or responsibilities inconsistent with your title, position, duties or responsibilities immediately prior to the change of control; (ii) your annual base salary is decreased (unless the Corporation is acquired by another bank or bank holding company and such decrease is consistently applied to all officers of the acquiring institution as well) or you are not awarded salary increases or bonuses consistent with the salary increases or bonuses provided to you before the change in control; (iii) you are deprived of or required to pay more for any benefits made available to you immediately prior to the change of control, such as the use of a company owned car, hospital and medical benefit plans, restricted stock awards, pension benefits or reimbursement for business expenses (unless any such changes are applied to all officers of the Corporation generally); or (iv) following your request after a change of control for written confirmation that the Corporation

                                     --4--


(or its successor) agrees to perform its obligations hereunder, the Corporation fails to provide you with such reassurance within 15 days.

     For purposes of this agreement, "cause" shall mean your willful and repeated significant actions or omissions against the best interests of the Corporation after written notice to refrain from such action, or conviction for a crime other than any traffic or parking violation.

     This agreement shall terminate three (3) years from the date hereof unless prior to such date there has been a change of control. This agreement shall not effect any rights of the Corporation or you prior to a change of control and prior to any change of control your employment may be terminated for any reason without triggering your rights hereunder and following such termination this agreement shall cease.

     You shall not be required to mitigate any payments provided for hereunder by seeking other employment, nor shall any payment be reduced by any compensation earned as the result of other employment after the date of termination. However, with regard to benefits only, the Corporation need not continue to pay for benefits if you receive substantially similar benefits from any new employment.

     Following any termination of your employment, you shall retain in confidence any confidential information known to you concerning the Corporation and its business so long as such information is not publicly disclosed.

     This Agreement shall be binding upon and inure to the benefit of you, your estate and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by you.

     For purposes of this Agreement, all references to the Corporation shall include and refer to both the Corporation and the Bank. This Agreemant shall be construed in accordance with the laws of the State of New Jersey. If after 30 days' written notice given to the Corporation identifying any failure of the Corporation to honor any portion of this agreement, the Corporation fails to pay to you the compensation, or provide you the benefits due under this agreement, you shall be entitled to recover from the Corporation all of your legal fees and expenses incurred in connection with the successful enforcement of the terms of this agreement.

                                     --5--

     If you are in agreement with the foregoing, please so indicate by signing and returning to Hubco the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between you and the Corporation, which may not be amended, cancelled or supplemented except in a writing signed by the parties hereto.

                               Very truly yours,

                               HUBCO, INC.

                               By: KENNETH T. NEILSON
                                   ----------------------------------------
                                   Kenneth T. Neilson, President

                               By: JAMES McCLAVE
                                   ----------------------------------------
                                   James McClave, Chairman


                               HUDSON UNITED BANK

                               By: KENNETH T. NEILSON
                                   ----------------------------------------
                                   Kenneth T. Neilson, President

                               By: JAMES McCLAVE
                                   ----------------------------------------
                                   James McClave, Chairman



AGREED TO AND ACCEPTED:


-----------------------------
D. Lynn Van Borkulo, Employee